Exhibit 99.1

For Immediate Release

NUTRACEA REPORTS FINANCIAL RESULTS FOR 2009

Announces Conference Call to Introduce Management, Provide Business Update

Plans to Announce 2010 Results by End of First Quarter 2011

SCOTTSDALE, AZ, Feb. 25, 2011 — NutraCea (NTRZ.pk), a world leader in production and marketing of stabilized rice bran (SRB), rice bran oil (RBO) and their derivative products, today announced the Company has filed its Annual Report on Form 10-K and its quarterly reports on Form 10-Q for fiscal year 2009 with the U.S. Securities and Exchange Commission (SEC).

Total revenues for the year ended December 31, 2009 were $33.2 million, compared to total revenues of $35.2 million for the year ended December 31, 2008.  The Company reported a net loss attributable to Nutracea of $(32.1) million for the year ended December 31, 2009, or $(0.17) per basic and diluted share, compared to $(64.6) million, or $(0.40) per basic and diluted share for the year ended December 31, 2008.  While these results remain unsatisfactory, we significantly reduced our net loss in 2009.

By the end of the first quarter of 2011, NutraCea intends to file with the SEC its Annual Report on Form 10-K for 2010 and its quarterly reports on Form 10-Q for the first three quarters of 2010. The Company expects these reports to show continuing improvement in its operating performance and a significant reduction in the net loss attributable to NutraCea in 2010 compared to 2009.

Concurrent with the filing of its Form 10-K for 2010 at the end of March 2011, NutraCea will announce the date of its next shareholder meeting, which the Company plans to hold in Phoenix, Arizona in June 2011.

On Tuesday, March 1, 2011 at 4:00 p.m. EST NutraCea will hold a conference call to provide shareholders with a general update on its business and introduce its senior management team.  NutraCea will not take live questions during the call due to management’s inability to discuss NutraCea’s 2010 financial results prior to filing its Form 10-K for 2010 with the SEC.   Interested parties are, however, invited to email questions in advance of the call to mmeek@frbir.com by 4:00 p.m. EST, Monday, February 28.  Management will answer as many of these email questions as permitted within the confines of Regulation FD (Fair Disclosure) following their prepared remarks.

Individuals wishing to participate in the conference call on Tuesday March 1 at 4 pm EST may dial toll-free (877)407-8033 (domestic) or (201)689-8338 (international); there is no passcode. A listen-only live webcast of the conference call, including accompanying slides, will be available on the company’s website at http://www.nutracea.com/BusinessUpdateMarch2011. The conference call replay, available through March 7, 2011, can be accessed by dialing toll-free (877) 660-6853 (domestic) or (201) 612-7415 (international), and provide account number 286 and conference ID 368198. The webcast will also be archived on the Nutracea website at http://www.nutracea.com/BusinessUpdateMarch2011.

Following the filing of NutraCea’s Form 10-K for 2010, NutraCea will  return to hosting quarterly investor conference calls which will include a live questions and answers period.

Forward-Looking Statements

This release may contain forward-looking statements, including statements about NutraCea’s expectations for its financial results for the year ending December 31, 2010 and the  timing of its filing of its Form 10-K for 2010. These statements are made based upon current expectations that are subject to known and unknown risks and uncertainties. The Company does not undertake to update forward-looking statements in this news release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information. Assumptions and other information that could cause results to differ from those set forth in the forward-looking information can be found in NutraCea's filings with the Securities and Exchange Commission, including NutraCea's most recent periodic reports.

About NutraCea

NutraCea is a world leader in production and marketing of stabilized rice bran (SRB), rice bran oil (RBO) and their derivative products. NutraCea holds many patents for stabilized rice bran (SRB) production technology and proprietary products derived from SRB. NutraCea's proprietary technology enables the creation of food and nutrition products to be unlocked from rice bran, normally a waste by-product of standard rice processing. NutraCea also produces consumer rice bran health supplements which can be found at http://www.nutraceaonline.com. More information can be found in the Company's filings with the SEC and by visiting our website at http://www.NutraCea.com.

Investor Relations Contact:
Marilynn Meek
Financial Relations Board
212-827-3773
mmeek@frbir.com